Exhibit No. 99.1

Certification of Chief Executive Officer of Innovo Group Inc.

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the annual report on Form 10-K (the “Form 10-K”) for the year ended November 30, 2002 of Innovo Group Inc. (the “Issuer”).

I, Samuel Joseph Furrow, Jr., the Chief Executive Officer of Issuer certify that to the best of my knowledge:

(i)           the Form 10-K fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii)          the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated:  March 17, 2003

                                                                                                         /s/ Samuel Joseph Furrow, Jr.

                                                                                                         Name: Samuel Joseph Furrow, Jr.

                                                                                             Chief Executive Officer